EXHIBIT 23


                      [CRISP HUGHES EVANS LLP LETTERHEAD]



                         CONSENT OF INDEPENDENT AUDITORS


         As independent auditors, we hereby consent to the incorporation of our report, dated January 24, 2002, incorporated by reference in this annual report of SFB Bancorp, Inc. on Form 10-KSB for the year ended December 31, 2001, into the Company's previously filed Form S-8 Registration Statement File No. 333-76337.




                                                   /s/Crisp Hughes Evans LLP
                                                   -----------------------------
                                                   Crisp Hughes Evans LLP


Asheville, North Carolina
March 28, 2002


500 Ridgefield Court        828.254.2254
PO Box 3049                 828.254.6859 fax
Asheville, NC 28802         www.che-llp.com

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